SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300

+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

August 1, 2025

Victory Portfolios IV

15935 La Cantera Parkway

San Antonio, Texas 78256

Post-Effective Amendment No. 1 – File Nos.: 333-282907; 811-24019

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Victory Portfolios IV (File No. 333- 282907).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.